UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): April 30, 2010
MARINER ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-32747	86-0460233
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

One BriarLake Plaza, Suite 2000	77042
2000 West Sam Houston Parkway South	(Zip Code)
Houston, Texas
(Address of principal executive offices)
Registrant’s telephone number, including area code: (713) 954-5500
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
On April 30, 2010, Mariner Energy, Inc. (“Mariner”) posted on its website at www.mariner-energy.com its 2010 estimated net production through March 31, 2010. The information posted is attached as Exhibit 99.1.
Item 5.07 Submission of Matters to a Vote of Security Holders.
On May 5, 2010, Mariner held its annual meeting of stockholders. At the meeting, the following proposals were voted upon and approved:
1.	Election of directors:

	For	Withhold	Not Voted
Alan R. Crain, Jr. (term expires in 2013)	44,175,808	29,325,743	9,888,347
John F. Greene (term expires in 2013)	45,330,246	28,171,305	9,888,347
Laura A. Sugg (term expires in 2013)	73,398,936	102,615	9,888,347
2.	Ratification of the selection of Deloitte & Touche LLP as independent auditors for the fiscal year ending December 31, 2010:

For	Against	Abstain
83,011,479	343,567	34,852
Mariner’s Board of Directors is composed of seven directors. Directors in addition to Messrs. Crain and Greene, and Ms. Sugg are Jonathan Ginns (term expires 2011), Scott D. Josey (term expires 2011), Bernard Aronson (term expires 2012) and H. Clayton Peterson (term expires 2012); these four directors were not up for reelection at the annual meeting held on May 5, 2010.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

No.	Description

99.1	Estimated Net Production for January through March 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MARINER ENERGY, INC.
Date: May 5, 2010	By:	/s/ Teresa G. Bushman
Teresa G. Bushman,
Senior Vice President, General Counsel and Secretary

Exhibit Index

No.	Description

99.1	Estimated Net Production for January through March 2010

4